Postal Realty Enhances Capital Structure with Credit Facility Recast
- Extends and Expands Aggregate Unsecured Credit Facilities to $615 Million -
- Achieves 30 Basis Point Improvement in Facility Pricing -

CEDARHURST, N.Y., July 6, 2026 (GLOBE NEWSWIRE) -- Postal Realty Trust, Inc. (NYSE: PSTL) (the “Company”), an internally managed real estate investment trust that owns and manages over 2,300 properties leased primarily to the United States Postal Service (the “USPS”), ranging from last-mile post offices to industrial facilities, today announced enhancements to its revolving credit facility.

Credit Facility Enhancements
Effective July 2, 2026, the company closed on a recast and expanded revolving credit facility (the “Facility”), which includes $615 million of available borrowings and a $335 million accordion feature. In addition to generating $60 million in additional commitments, the recast achieves a 30 basis point improvement in pricing, incorporates a Moody’s, S&P, and Fitch investment grade pricing grid, extends the Facility’s weighted average maturity by approximately one year, and provides additional financial and operational flexibility.
“The recast further strengthens Postal Realty’s financial position, building upon the BBB investment grade rating we received from KBRA in February” said Steve Bakke, Postal Realty’s Chief Financial Officer. “We are grateful to our bank group for their support.”
The Facility consists of a $275 million revolver maturing in November 2030 bearing interest at SOFR plus 1.15% to 1.55%, a $90 million term loan maturing in February 2028 of which $75 million bears an effective annual rate of 4.94% per year and $15 million bears a rate of SOFR plus 1.10% to 1.50% per year, a $100 million term loan maturing in February 2029 at an effective annual rate of 4.14% per year, and a $150 million term loan maturing in January 2031 at an effective annual rate of 3.86% per year. As of June 30, 2026, the Company had a Class A common share count of 30.1 million and fully diluted share count of 38.3 million shares.

Revolving Credit Facility Summary
	Prior	Fixed Rate	Current	Fixed Rate
Revolver
Spread	SOFR + 150 to 200 bps		SOFR + 115 to 155 bps
Capacity	$250 million		$275 million
Accordion	$50 million		$175 million

Term Loans
Spread	SOFR + 145 to 195 bps		SOFR + 110 to 150 bps
2028 Term Loan[1]	$190 million	4.78%	$90 million	4.94%
2029 Term Loan	-		$100 million	4.14%
2030 Term Loan	$115 million	3.81%	-
2031 Term Loan	-		$150 million	3.86%
Accordion	$85 million		$160 million
Total Term Loans[2]	$305 million		$340 million
Total Facility[2]	$555 million		$615 million
1Rate is inclusive of fixed rate portion only. $15 million remains outstanding at a floating rate.
2Totals exclude accordion capacity.

Truist Bank is acting as administrative agent and Truist Securities, Inc., M&T Bank, JPMorgan Chase Bank, N.A., The Bank of Nova Scotia and Mizuho Bank Ltd. are joint lead arrangers and joint book runners. M&T Bank, JPMorgan Chase Bank, N.A., and Mizuho Bank Ltd. are acting as co-syndication agents, and The Bank of Nova Scotia is acting as documentation agent.

Forward-Looking and Cautionary Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements identified by words such as “could,” “may,” “might,” “will,” “should,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects” and similar references to future periods, or by the inclusion of forecasts or projections. Forward-looking statements, including, among others, statements regarding the Company’s anticipated growth and the Company’s ability to obtain financing and close on pending transactions on the terms or timing it expects, if at all, are based on the Company’s current expectations and assumptions regarding capital market conditions, the Company’s business, the availability of postal properties meeting the Company’s investment criteria, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, the Company’s actual plans and operating results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual plans and operating results to differ materially from those in the forward-looking statements include the USPS’s terminations or non-renewals of leases; changes in demand for postal services delivered by the USPS; the solvency and financial health of the USPS; competitive, financial market and regulatory conditions; disruption in general real estate market conditions; the Company’s competitive environment; the Company's continuing ability to qualify as a REIT; changes in the availability of acquisition opportunities; changes in the Company’s ability to successfully complete real estate acquisitions on the terms and timing it expects; and other risks and factors in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including those set forth under “Risk Factors” in the Company’s Annual Report on Form 10-K and subsequent quarterly reports filed with the SEC. Any forward-looking statement made in this press release speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

About Postal Realty Trust, Inc.
Postal Realty Trust, Inc. is an internally managed real estate investment trust that owns and manages over 2,300 properties leased primarily to the USPS. More information is available at postalrealtytrust.com.

Contacts:
Steve Bakke
EVP and Chief Financial Officer
Email: Sbakke@postalrealty.com
Phone: (516) 734-0420
Jordan Cooperstein
Senior Vice President of Finance, Capital Markets
Email: Jcooperstein@postalrealty.com
Phone: (516) 295-7820

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